Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P. Reports Third Quarter 2021 Results and
Declares Third Quarter 2021 Distributions

HOUSTON, November 3, 2021 - Natural Resource Partners L.P. (NYSE:NRP) today reported third quarter 2021 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	September 30, 2021
Operating cash flow	$30,059	$79,798
Free cash flow (1)	30,599	81,080
Cash flow cushion (last twelve months) (1)		3,740

Net income	$29,498	$67,948
Adjusted EBITDA (1)	37,717	119,421

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
"Our strong performance in the third quarter reflects continued global economic recovery and strong demand for metallurgical coal, thermal coal and soda ash, and we expect conditions to remain favorable over the near and intermediate term,” said Craig Nunez, NRP’s President & Chief Operating Officer. “We remain committed to using our robust free cash flow to reduce debt and continue to believe our long-term strategy of de-risking the Partnership in this manner is the best means to maximize unitholder value. In addition, we returned $5.6 million of distributions to common unitholders in the third quarter and have paid out $22.2 million to common unitholders over the last twelve months.”

Mr. Nunez continued, “I am also pleased to report that we generated and sold $13.8 million in carbon offset credits in October by sequestering over 1 million tonnes of carbon dioxide in our forestlands. This transaction will be reflected in our fourth quarter results and is the first tangible result of our ongoing initiative to generate cash flow from alternative revenue sources we have told you about in previous quarters. We continue to pursue additional alternative revenue projects that have the potential to provide important benefits to the environment and add significant value to NRP over the coming years.”

NRP's liquidity was $219.0 million at September 30, 2021, consisting of $119.0 million of cash and $100.0 million of borrowing capacity available under its revolving credit facility.

NRP announced today that the Board of Directors of its general partner declared a third quarter 2021 cash distribution of $0.45 per common unit of NRP to be paid on November 23, 2021 to unitholders of record on November 16, 2021. In addition, the Board declared an $8.0 million distribution on the preferred units, which will be paid one-half in cash and one-half in kind through the issuance of additional preferred units. The preferred unit distribution includes interest on previously paid-in-kind units and will also be paid one-half in cash and one-half in kind through the issuance of additional preferred units.

Segment Performance
Coal Royalty and Other
In the third quarter of 2021 net income increased $17.4 million and free cash flow increased $5.6 million as compared to the prior year period primarily due to stronger metallurgical coal demand and pricing in the third quarter of 2021. Approximately 65% of coal royalty revenues and approximately 45% of coal royalty sales volumes were derived from metallurgical coal in the third quarter of 2021.
Metallurgical coal markets have rebounded significantly from the lows seen in 2020 to record highs and the outlook remains strong as steel demand driven by global economic recovery is more than offsetting challenges related to the COVID-19 pandemic. Domestic and export thermal coal markets have also significantly improved from the lows seen in 2020, however NRP does not have meaningful sensitivity to thermal coal price movements this year since the substantial majority of NRP's thermal cash flows are fixed through 2021 pursuant to a contract with Foresight Energy that went into effect as they emerged from bankruptcy in 2020. While there is potential for NRP to capture upside from improved thermal coal demand and pricing in 2022, thermal coal markets still face the long-term challenges of lower electricity demand, competition from natural gas and the secular shift to renewable energy.
In addition to actively managing its producing coal and hard mineral properties, NRP continues to identify alternative revenue sources across its large portfolio of land, mineral and timber assets. The types of opportunities include the sequestration of carbon dioxide underground and in standing forests, and the generation of electricity using geothermal, solar and wind energy. In the fourth quarter of this year, NRP was able to execute on one such project through the issuance and subsequent sale of 1.1 million forest carbon offset credits for $13.8 million. The offset credits were issued to NRP by the California Air Resources Board under its cap-and-trade program and represent 1.1 million tonnes of carbon sequestered from approximately 39,000 acres of NRP's forest assets in West Virginia. This is an encouraging first step in NRP's ability to create value through alternative revenue sources. While the timing and likelihood of additional cash flows being realized from further activities is uncertain, NRP believes its large ownership footprint throughout the United States will provide additional opportunities to create value in this regard with minimal capital investment.
Soda Ash
Net income in the third quarter of 2021 increased $4.7 million as compared to the prior year period as demand for soda ash continues to improve globally from the lows caused by the COVID-19 pandemic. Free cash flow in the third quarter of 2021 was flat as compared to the prior year period as a result of Ciner Wyoming's decision in August of 2020 to suspend its quarterly distributions in an effort to achieve greater financial and liquidity flexibility as a result of the COVID-19 pandemic.

However, as a result of the continued improvement in global soda ash demand and pricing, Ciner Wyoming reinstated its quarterly cash distribution and NRP will receive $7.4 million in the fourth quarter of 2021.
Corporate and Financing
Corporate and financing costs in the third quarter of 2021 were relatively flat as compared to the prior year period. Free cash flow improved $0.3 million in the third quarter of 2021 as compared to the prior year period primarily due to lower cash paid for interest as a result of less debt outstanding in 2021.
As noted earlier, NRP declared a third quarter 2021 preferred unit distribution of $8.0 million which will be paid one-half in cash and one-half in kind. The indenture governing the 2025 parent company notes restricts NRP from paying more than one-half of the quarterly distribution on the preferred units in cash if NRP's consolidated leverage ratio exceeds 3.75x, and as of September 30, 2021, NRP's leverage ratio was 3.8x. However, as a result of the strong coal and soda ash pricing expected in the fourth quarter, and the forest carbon offset transaction described above, NRP expects its leverage ratio to fall below the 3.75x threshold by December 31, 2021. If this occurs, NRP plans to redeem its outstanding paid-in-kind preferred units and continue paying cash distributions to its common unitholders. If NRP’s consolidated leverage ratio were to remain above 3.75x and NRP remains unable to redeem its outstanding paid-in-kind preferred units, NRP would be required to temporarily suspend distributions on its common units until the leverage ratio drops below 3.75x and the outstanding paid-in-kind preferred units are redeemed. Additionally, NRP expects its leverage ratio to continue its long-term decline as NRP pays down debt.
Future distributions on NRP's common and preferred units and decisions regarding paid-in-kind preferred unit redemptions will be determined on a quarterly basis by the Board of Directors. The Board of Directors considers numerous factors each quarter in determining cash distributions, including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the Board determines is necessary for future operating and capital needs.
Conference Call
A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link https://conferencingportals.com/event/kfJdSHYP. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full call we suggest registering at least 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.
Withholding Information for Foreign Investors
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of NRP's distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, NRP's distributions to foreign investors are subject to federal income tax withholding at the highest applicable rate.

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of mineral properties in the United States including interests in coal, industrial minerals and other natural resources. In addition, NRP owns an equity investment in Ciner Wyoming LLC, a trona ore mining and soda ash production business.
For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees, including Foresight Energy; Ciner Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.
“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as investing or financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions and common unit distributions. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.
"Return on capital employed" or "ROCE" is a non-GAAP financial measure that we define as net income (loss) operations plus financing costs (interest expense plus loss on extinguishment of debt) divided by the sum of equity excluding equity of discontinued operations, and debt. Return on capital employed should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Return on capital employed is a supplemental performance measure used by our management team that measures our profitability and efficiency with which our capital is employed. The measure provides an indication of operating performance before the impact of leverage in the capital structure.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income (Loss)

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per unit data)	2021	2020	2021	2021	2020
Revenues and other income
Coal royalty and other	$47,884	$25,740	$33,611	$114,422	$88,839
Transportation and processing services	2,171	2,204	2,182	6,545	6,651
Equity in earnings of Ciner Wyoming	6,672	1,986	2,601	11,246	5,200
Gain on asset sales and disposals	68	—	116	243	465
Total revenues and other income	$56,795	$29,930	$38,510	$132,456	$101,155

Operating expenses
Operating and maintenance expenses	$8,354	$5,781	$5,170	$19,076	$19,200
Depreciation, depletion and amortization	5,182	2,111	4,871	15,145	6,185
General and administrative expenses	4,052	3,634	3,388	11,550	11,168
Asset impairments	57	934	16	4,116	133,217
Total operating expenses	$17,645	$12,460	$13,445	$49,887	$169,770

Income (loss) from operations	$39,150	$17,470	$25,065	$82,569	$(68,615)

Interest expense, net	$(9,652)	$(10,254)	$(9,683)	$(29,308)	$(30,891)

Net income (loss)	$29,498	$7,216	$15,382	$53,261	$(99,506)
Less: income attributable to preferred unitholders	(7,961)	(7,500)	(7,842)	(23,530)	(22,613)
Net income (loss) attributable to common unitholders and the general partner	$21,537	$(284)	$7,540	$29,731	$(122,119)

Net income (loss) attributable to common unitholders	$21,106	$(279)	$7,389	$29,136	$(119,677)
Net income (loss) attributable to the general partner	431	(5)	151	595	(2,442)

Net income (loss) per common unit
Basic	$1.71	$(0.02)	$0.60	$2.36	$(9.76)
Diluted	1.10	(0.02)	0.56	1.98	(9.76)

Net income (loss)	$29,498	$7,216	$15,382	$53,261	$(99,506)
Comprehensive income from unconsolidated investment and other	4,204	2,428	2,533	7,469	2,764
Comprehensive income (loss)	$33,702	$9,644	$17,915	$60,730	$(96,742)

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2021	2020	2021	2021	2020
Cash flows from operating activities
Net income (loss)	$29,498	$7,216	$15,382	$53,261	$(99,506)
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	5,182	2,111	4,871	15,145	6,185
Distributions from unconsolidated investment	—	—	—	3,920	14,210
Equity earnings from unconsolidated investment	(6,672)	(1,986)	(2,601)	(11,246)	(5,200)
Gain on asset sales and disposals	(68)	—	(116)	(243)	(465)
Asset impairments	57	934	16	4,116	133,217
Bad debt expense	2,069	258	(737)	1,715	3,915
Unit-based compensation expense	1,118	913	593	2,837	2,566
Amortization of debt issuance costs and other	653	1,577	977	1,899	491
Change in operating assets and liabilities:
Accounts receivable	(9,163)	4,621	162	(12,332)	7,994
Accounts payable	182	144	(83)	89	193
Accrued liabilities	357	791	1,838	(839)	(2,985)
Accrued interest	7,262	7,248	(7,424)	6,971	6,957
Deferred revenue	(2,652)	(273)	677	(2,121)	10,194
Other items, net	2,236	769	(171)	3,471	(3,353)
Net cash provided by operating activities of continuing operations	$30,059	$24,323	$13,384	$66,643	$74,413
Net cash provided by operating activities of discontinued operations	—	—	—	—	1,706
Net cash provided by operating activities	$30,059	$24,323	$13,384	$66,643	$76,119

Cash flows from investing activities
Proceeds from asset sales and disposals	$74	$—	$116	$249	$507
Return of long-term contract receivable	540	332	541	1,622	1,462
Acquisition of non-controlling interest in BRP	—	—	—	—	(1,000)
Net cash provided by investing activities of continuing operations	$614	$332	$657	$1,871	$969
Net cash used in investing activities of discontinued operations	—	—	—	—	(66)
Net cash provided by investing activities	$614	$332	$657	$1,871	$903

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Cash flows from financing activities
Debt repayments	$—	$(6,780)	$(2,365)	$(19,061)	$(25,841)
Distributions to common unitholders and the general partner	(5,671)	(5,630)	(5,672)	(16,973)	(11,260)
Distributions to preferred unitholders	(3,921)	(7,500)	(3,864)	(11,591)	(22,613)
Contributions from discontinued operations	—	—	—	—	1,640
Acquisition of non-controlling interest in BRP	—	—	(1,000)	(1,000)	—
Other items	—	—	1	(690)	—
Net cash used in financing activities of continuing operations	$(9,592)	$(19,910)	$(12,900)	$(49,315)	$(58,074)
Net cash used in financing activities of discontinued operations	—	—	—	—	(1,640)
Net cash used in financing activities	$(9,592)	$(19,910)	$(12,900)	$(49,315)	$(59,714)

Net increase in cash and cash equivalents	$21,081	$4,745	$1,141	$19,199	$17,308
Cash and cash equivalents at beginning of period	97,908	110,828	96,767	99,790	98,265
Cash and cash equivalents at end of period	$118,989	$115,573	$97,908	$118,989	$115,573

Supplemental cash flow information:
Cash paid for interest	$1,898	$2,490	$16,611	$20,829	$22,712
Non-cash investing and financing activities:
Plant, equipment, mineral rights and other funded with accounts payable or accrued liabilities	$—	$23	$—	$—	$947
Preferred unit distributions paid-in-kind	3,921	—	3,863	11,591	—

Natural Resource Partners L.P.
Financial Tables

Consolidated Balance Sheets

	September 30,	December 31,
(In thousands, except unit data)	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$118,989	$99,790
Accounts receivable, net	23,231	12,322
Other current assets, net	1,010	5,080
Total current assets	$143,230	$117,192
Land	24,008	24,008
Mineral rights, net	442,454	460,373
Intangible assets, net	16,243	17,459
Equity in unconsolidated investment	277,309	262,514
Long-term contract receivable, net	31,948	33,264
Other long-term assets, net	5,814	7,067
Total assets	$941,006	$921,877
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,474	$1,385
Accrued liabilities	6,228	7,733
Accrued interest	8,685	1,714
Current portion of deferred revenue	11,201	11,485
Current portion of long-term debt, net	39,082	39,055
Total current liabilities	$66,670	$61,372
Deferred revenue	48,232	50,069
Long-term debt, net	414,437	432,444
Other non-current liabilities	4,920	5,131
Total liabilities	$534,259	$549,016
Commitments and contingencies
Class A Convertible Preferred Units (265,341 and 253,750 units issued and outstanding at September 30, 2021 and December 31, 2020, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit at September 30, 2021 and $1,700 per unit at December 31, 2020)	$179,927	$168,337
Partners’ capital:
Common unitholders’ interest (12,351,306 and 12,261,199 units issued and outstanding at September 30, 2021 and December 31, 2020, respectively)	$151,459	$136,927
General partner’s interest	754	459
Warrant holders' interest	66,816	66,816
Accumulated other comprehensive income	7,791	322
Total partners’ capital	$226,820	$204,524
Total liabilities and capital	$941,006	$921,877

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital
	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Income	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2020	12,261	$136,927	$459	$66,816	$322	$204,524	$—	$204,524
Net income (1)	—	8,213	168	—	—	8,381	—	8,381
Distributions to common unitholders and the general partner	—	(5,517)	(113)	—	—	(5,630)	—	(5,630)
Distributions to preferred unitholders	—	(7,461)	(152)	—	—	(7,613)	—	(7,613)
Issuance of unit-based awards	90	—	—	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	215	—	—	—	215	—	215
Capital contribution	—	—	32	—	—	32	—	32
Comprehensive income from unconsolidated investment and other	—	—	—	—	732	732	—	732
Balance at March 31, 2021	12,351	$132,377	$394	$66,816	$1,054	$200,641	$—	$200,641
Net income (2)	—	15,074	308	—	—	15,382	—	15,382
Distributions to common unitholders and general partner	—	(5,559)	(113)	—	—	(5,672)	—	(5,672)
Distributions to preferred unitholders	—	(7,571)	(155)	—	—	(7,726)	—	(7,726)
Unit-based awards amortization and vesting	—	515	—	—	—	515	—	515
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,533	2,533	—	2,533
Balance at June 30, 2021	12,351	$134,836	$434	$66,816	$3,587	$205,673	$—	$205,673
Net income (3)	—	28,909	589	—	—	29,498	—	29,498
Distributions to common unitholders and the general partner	—	(5,558)	(113)	—	—	(5,671)	—	(5,671)
Distributions to preferred unitholders	—	(7,687)	(156)	—	—	(7,843)	—	(7,843)
Issuance of unit-based awards	—	—	—	—	—	—	—	—
Unit-based awards amortization and vesting	—	959	—	—	—	959	—	959
Comprehensive income from unconsolidated investment and other	—	—	—	—	4,204	4,204	—	4,204
Balance at September 30, 2021	12,351	$151,459	$754	$66,816	$7,791	$226,820	$—	$226,820

(1)Net income includes $7.7 million of income attributable to preferred unitholders that accumulated during the period, of which $7.6 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.
(2)Net income includes $7.8 million of income attributable to preferred unitholders that accumulated during the period, of which $7.7 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.
(3)Net income includes $8.0 million of income attributable to preferred unitholders that accumulated during the period, of which $7.8 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital
	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Income (Loss)	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2019	12,261	$271,471	$3,270	$66,816	$(2,594)	$338,963	$(2,935)	$336,028
Cumulative effect of adoption of accounting standard	—	(3,833)	(78)	—	—	(3,911)	—	(3,911)
Net income (1)	—	18,403	376	—	—	18,779	—	18,779
Distributions to common unitholders and the general partner	—	(5,517)	(113)	—	—	(5,630)	—	(5,630)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Unit-based awards amortization and vesting	—	673	—	—	—	673	—	673
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(1,023)	(1,023)	—	(1,023)
Balance at March 31, 2020	12,261	$273,847	$3,305	$66,816	$(3,617)	$340,351	$(2,935)	$337,416
Net loss (2)	—	(122,991)	(2,510)	—	—	(125,501)	—	(125,501)
Distributions to preferred unitholders	—	(7,461)	(152)	—	—	(7,613)	—	(7,613)
Acquisition of non-controlling interest in BRP	—	(4,747)	(97)	—	—	(4,844)	2,935	(1,909)
Unit-based awards amortization and vesting	—	869	—	—	—	869	—	869
Comprehensive income from unconsolidated investment and other	—	—	—	—	1,359	1,359	—	1,359
Balance at June 30, 2020	12,261	$139,517	$546	$66,816	$(2,258)	$204,621	$—	$204,621
Net income (1)	—	7,072	144	—	—	7,216	—	7,216
Distributions to common unitholders and the general partner	—	(5,518)	(112)	—	—	(5,630)	—	(5,630)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Unit-based awards amortization and vesting	—	824	—	—	—	824	—	824
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,428	2,428	—	2,428
Balance at September 30, 2020	12,261	$134,545	$428	$66,816	$170	$201,959	—	$201,959

(1)Net income includes $7.5 million of income attributable to preferred unitholders that accumulated during the period, of which $7.4 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.
(2)Net loss includes $7.6 million of income attributable to preferred unitholders that accumulated during the period, of which $7.5 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following tables present NRP's unaudited business results by segment for the three months ended September 30, 2021 and 2020 and June 30, 2021:

	Operating Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended September 30, 2021
Revenues	$50,055	$6,672	$—	$56,727
Gain on asset sales and disposals	68	—	—	68
Total revenues and other income	$50,123	$6,672	$—	$56,795
Asset impairments	$57	$—	$—	$57
Net income (loss)	$36,606	$6,596	$(13,704)	$29,498
Adjusted EBITDA (1)	$41,845	$(76)	$(4,052)	$37,717
Cash flow provided by (used in) continuing operations:
Operating activities	$33,968	$(36)	$(3,873)	$30,059
Investing activities	$614	$—	$—	$614
Financing activities	$—	$—	$(9,592)	$(9,592)
Distributable cash flow (1)	$34,582	$(36)	$(3,873)	$30,673
Free cash flow (1)	$34,508	$(36)	$(3,873)	$30,599

For the Three Months Ended September 30, 2020
Revenues	$27,944	$1,986	$—	$29,930
Gain on asset sales and disposals	—	—	—	—
Total revenues and other income	$27,944	$1,986	$—	$29,930
Asset impairments	$934	$—	$—	$934
Net income (loss)	$19,173	$1,890	$(13,847)	$7,216
Adjusted EBITDA (1)	$22,259	$(96)	$(3,634)	$18,529
Cash flow provided by (used in) continuing operations:
Operating activities	$28,573	$(75)	$(4,175)	$24,323
Investing activities	$332	$—	$—	$332
Financing activities	$—	$—	$(19,910)	$(19,910)
Distributable cash flow (1)	$28,905	$(75)	$(4,175)	$24,655
Free cash flow (1)	$28,905	$(75)	$(4,175)	$24,655

For the Three Months Ended June 30, 2021
Revenues	$35,793	$2,601	$—	$38,394
Gain on asset sales and disposals	116	—	—	116
Total revenues and other income	$35,909	$2,601	$—	$38,510
Asset impairments	$16	$—	$—	$16
Net income (loss)	$25,886	$2,566	$(13,070)	$15,382
Adjusted EBITDA (1)	$30,774	$(35)	$(3,388)	$27,351
Cash flow provided by (used in) continuing operations:
Operating activities	$32,028	$(35)	$(18,609)	$13,384
Investing activities	$657	$—	$—	$657
Financing activities	$(1,000)	$—	$(11,900)	$(12,900)
Distributable cash flow (1)	$32,685	$(35)	$(18,609)	$14,041
Free cash flow (1)	$31,569	$(35)	$(18,609)	$12,925

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following table presents NRP's unaudited business results by segment for the nine months ended September 30, 2021 and 2020:

	Operating Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Nine Months Ended September 30, 2021
Revenues	$120,967	$11,246	$—	$132,213
Gain on asset sales and disposals	243	—	—	243
Total revenues and other income	$121,210	$11,246	$—	$132,456
Asset impairments	$4,116	$—	$—	$4,116
Net income (loss)	$82,980	$11,115	$(40,834)	$53,261
Adjusted EBITDA (1)	$102,265	$3,789	$(11,550)	$94,504
Cash flow provided by (used in) continuing operations:
Operating activities	$91,958	$3,817	$(29,132)	$66,643
Investing activities	$1,871	$—	$—	$1,871
Financing activities	$(1,132)	$—	$(48,183)	$(49,315)
Distributable cash flow (1)	$93,829	$3,817	$(29,132)	$68,514
Free cash flow (1)	$92,580	$3,817	$(29,132)	$67,265

For the Nine Months Ended September 30, 2020
Revenues	$95,490	$5,200	$—	$100,690
Gain on asset sales and disposals	465	—	—	465
Total revenues and other income	$95,955	$5,200	$—	$101,155
Asset impairments	$133,217	$—	$—	$133,217
Net income (loss)	$(62,562)	$5,059	$(42,003)	$(99,506)
Adjusted EBITDA (1)	$76,896	$14,069	$(11,168)	$79,797
Cash flow provided by (used in) continuing operations:
Operating activities	$91,082	$14,091	$(30,760)	$74,413
Investing activities	$969	$—	$—	$969
Financing activities	$—	$—	$(58,074)	$(58,074)
Distributable cash flow (1) (2)	$93,051	$14,091	$(30,760)	$76,316
Free cash flow (1)	$91,544	$14,091	$(30,760)	$74,875

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Coal Royalty and Other

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per ton data)	2021	2020	2021	2021	2020
Coal sales volumes (tons)
Appalachia
Northern (1)	422	102	405	947	516
Central	3,199	2,247	2,975	8,824	7,643
Southern	642	172	316	1,058	820
Total Appalachia	4,263	2,521	3,696	10,829	8,979
Illinois Basin	2,689	758	2,640	7,987	1,841
Northern Powder River Basin	1,047	365	185	2,291	1,232
Gulf Coast	13	—	—	13	—
Total coal sales volumes	8,012	3,644	6,521	21,120	12,052
Coal royalty revenue per ton
Appalachia
Northern (1)	$7.18	$3.06	$4.45	$5.57	$2.22
Central	5.74	3.83	4.62	4.91	4.28
Southern	11.61	4.78	7.63	9.82	4.70
Illinois Basin	2.33	1.63	2.01	2.13	2.48
Northern Powder River Basin	3.71	3.46	4.15	3.59	3.66
Gulf Coast	0.54	—	—	0.54	—
Combined average coal royalty revenue per ton	4.87	3.36	3.69	3.99	3.88
Coal royalty revenues
Appalachia
Northern (1)	$3,031	$312	$1,804	$5,272	$1,143
Central	18,357	8,602	13,756	43,308	32,726
Southern	7,452	823	2,410	10,390	3,857
Total Appalachia	28,840	9,737	17,970	58,970	37,726
Illinois Basin	6,261	1,234	5,300	17,044	4,570
Northern Powder River Basin	3,881	1,262	768	8,222	4,510
Gulf Coast	7	—	—	7	—
Unadjusted coal royalty revenues	38,989	12,233	24,038	84,243	46,806
Coal royalty adjustment for minimum leases	(6,557)	(1,623)	(5,740)	(18,148)	(6,247)
Total coal royalty revenues	$32,432	$10,610	$18,298	$66,095	$40,559
Other revenues
Production lease minimum revenues	$3,235	$4,267	$3,556	$10,241	$13,554
Minimum lease straight-line revenues	4,808	3,553	4,869	15,773	12,349
Property tax revenues	1,466	1,896	1,587	4,522	4,256
Wheelage revenues	1,964	1,680	1,844	5,589	5,468
Coal overriding royalty revenues	757	1,314	976	3,592	3,319
Lease amendment revenues	1,519	858	772	3,159	2,591
Aggregates royalty revenues	429	221	456	1,339	1,068
Oil and gas royalty revenues	1,154	1,078	900	3,420	4,923
Other revenues	120	263	353	692	752
Total other revenues	$15,452	$15,130	$15,313	$48,327	$48,280
Coal royalty and other	$47,884	$25,740	$33,611	$114,422	$88,839
Transportation and processing services revenues	2,171	2,204	2,182	6,545	6,651
Gain on asset sales and disposals	68	—	116	243	465
Total Coal Royalty and Other segment revenues and other income	$50,123	$27,944	$35,909	$121,210	$95,955

(1)Northern Appalachia includes NRP's Hibbs Run property that has significant sales volumes, but a low fixed rate per ton.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended September 30, 2021
Net income (loss)	$36,606	$6,596	$(13,704)	$29,498
Less: equity earnings from unconsolidated investment	—	(6,672)	—	(6,672)
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	9,652	9,652
Add: depreciation, depletion and amortization	5,182	—	—	5,182
Add: asset impairments	57	—	—	57
Adjusted EBITDA	$41,845	$(76)	$(4,052)	$37,717

For the Three Months Ended September 30, 2020
Net income (loss)	$19,173	$1,890	$(13,847)	$7,216
Less: equity earnings from unconsolidated investment	—	(1,986)	—	(1,986)
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	41	—	10,213	10,254
Add: depreciation, depletion and amortization	2,111	—	—	2,111
Add: asset impairments	934	—	—	934
Adjusted EBITDA	$22,259	$(96)	$(3,634)	$18,529

For the Three Months Ended June 30, 2021
Net income (loss)	$25,886	$2,566	(13,070)	$15,382
Less: equity earnings from unconsolidated investment	—	(2,601)	—	(2,601)
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	1	—	9,682	9,683
Add: depreciation, depletion and amortization	4,871	—	—	4,871
Add: asset impairments	16	—	—	16
Adjusted EBITDA	$30,774	$(35)	$(3,388)	$27,351

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Nine Months Ended September 30, 2021
Net income (loss)	$82,980	$11,115	$(40,834)	$53,261
Less: equity earnings from unconsolidated investment	—	(11,246)	—	(11,246)
Add: total distributions from unconsolidated investment	—	3,920	—	3,920
Add: interest expense, net	24	—	29,284	29,308
Add: depreciation, depletion and amortization	15,145	—	—	15,145
Add: asset impairments	4,116	—	—	4,116
Adjusted EBITDA	$102,265	$3,789	$(11,550)	$94,504

For the Nine Months Ended September 30, 2020
Net income (loss)	$(62,562)	$5,059	$(42,003)	$(99,506)
Less: equity earnings from unconsolidated investment	—	(5,200)	—	(5,200)
Add: total distributions from unconsolidated investment	—	14,210	—	14,210
Add: interest expense, net	56	—	30,835	30,891
Add: depreciation, depletion and amortization	6,185	—	—	6,185
Add: asset impairments	133,217	—	—	133,217
Adjusted EBITDA	$76,896	$14,069	$(11,168)	$79,797

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended September 30, 2021
Net cash provided by (used in) operating activities of continuing operations	$33,968	$(36)	$(3,873)	$30,059
Add: proceeds from asset sales and disposals	74	—	—	74
Add: return of long-term contract receivable	540	—	—	540
Distributable cash flow	$34,582	$(36)	$(3,873)	$30,673
Less: proceeds from asset sales and disposals	(74)	—	—	(74)
Less: acquisition costs	—	—	—	—
Free cash flow	$34,508	$(36)	$(3,873)	$30,599

Net cash provided by investing activities	$614	$—	$—	$614
Net cash used in financing activities	—	—	(9,592)	(9,592)

For the Three Months Ended September 30, 2020
Net cash provided by (used in) operating activities of continuing operations	$28,573	$(75)	$(4,175)	$24,323
Add: proceeds from asset sales and disposals	—	—	—	—
Add: return of long-term contract receivable	332	—	—	332
Distributable cash flow	$28,905	$(75)	$(4,175)	$24,655
Less: proceeds from asset sales and disposals	—	—	—	—
Less: acquisition costs	—	—	—	—
Free cash flow	$28,905	$(75)	$(4,175)	$24,655

Net cash provided by investing activities	$332	$—	$—	$332
Net cash used in financing activities	—	—	(19,910)	(19,910)

For the Three Months Ended June 30, 2021
Net cash provided by (used in) operating activities of continuing operations	$32,028	$(35)	$(18,609)	$13,384
Add: proceeds from asset sales and disposals	116	—	—	116
Add: return of long-term contract receivable	541	—	—	541
Distributable cash flow	$32,685	$(35)	$(18,609)	$14,041
Less: proceeds from asset sales and disposals	(116)	—	—	(116)
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$31,569	$(35)	$(18,609)	$12,925

Net cash provided by investing activities	$657	$—	$—	$657
Net cash used in financing activities	(1,000)	—	(11,900)	(12,900)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Nine Months Ended September 30, 2021
Net cash provided by (used in) operating activities of continuing operations	$91,958	$3,817	$(29,132)	$66,643
Add: proceeds from asset sales and disposals	249	—	—	249
Add: proceeds from sale of discontinued operations	—	—	—	—
Add: return of long-term contract receivable	1,622	—	—	1,622
Distributable cash flow	$93,829	$3,817	$(29,132)	$68,514
Less: proceeds from asset sales and disposals	(249)	—	—	(249)
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$92,580	$3,817	$(29,132)	$67,265

Net cash provided by investing activities	$1,871	$—	$—	$1,871
Net cash used in financing activities	(1,132)	—	(48,183)	(49,315)

For the Nine Months Ended September 30, 2020
Net cash provided by (used in) operating activities of continuing operations	$91,082	$14,091	$(30,760)	$74,413
Add: proceeds from asset sales and disposals	507	—	—	507
Add: proceeds from sale of discontinued operations	—	—	—	(66)
Add: return of long-term contract receivable	1,462	—	—	1,462
Distributable cash flow	$93,051	$14,091	$(30,760)	$76,316
Less: proceeds from asset sales and disposals	(507)	—	—	(507)
Less: proceeds from sale of discontinued operations	—	—	—	66
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$91,544	$14,091	$(30,760)	$74,875

Net cash provided by investing activities	$969	$—	$—	$969
Net cash used in financing activities	—	—	(58,074)	(58,074)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

LTM Free Cash Flow and Cash Flow Cushion

	For the Three Months Ended
(In thousands)	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	Last 12 Months
Net cash provided by operating activities of continuing operations	$13,155	$23,200	$13,384	$30,059	$79,798
Add: proceeds from asset sales and disposals	116	59	116	74	365
Add: proceeds from sale of discontinued operations	1	—	—	—	1
Add: return of long-term contract receivable	660	541	541	540	2,282
Distributable cash flow	$13,932	$23,800	$14,041	$30,673	$82,446
Less: proceeds from asset sales and disposals	(116)	(59)	(116)	(74)	(365)
Less: proceeds from sale of discontinued operations	(1)	—	—	—	(1)
Less: acquisition costs	—	—	(1,000)	—	(1,000)
Free cash flow	$13,815	$23,741	$12,925	$30,599	$81,080
Less: mandatory Opco debt repayments	(20,335)	(16,696)	(2,365)	—	(39,396)
Less: preferred unit distributions	(3,750)	(3,806)	(3,864)	(3,921)	(15,341)
Less: common unit distributions	(5,630)	(5,630)	(5,672)	(5,671)	(22,603)
Cash flow cushion	$(15,900)	$(2,391)	$1,024	$21,007	$3,740

Leverage Ratio

	For the Three Months Ended
(In thousands)	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	Last 12 Months
Net income	$14,687	$8,381	$15,382	$29,498	$67,948
Less: equity earnings from unconsolidated investment	(5,528)	(1,973)	(2,601)	(6,672)	(16,774)
Add: total distributions from unconsolidated investment	—	3,920	—	—	3,920
Add: interest expense, net	10,077	9,973	9,683	9,652	39,385
Add: depreciation, depletion and amortization	3,013	5,092	4,871	5,182	18,158
Add: asset impairments	2,668	4,043	16	57	6,784
Adjusted EBITDA	$24,917	$29,436	$27,351	$37,717	$119,421
Debt—at September 30, 2021					$458,819
Leverage Ratio (1)					3.8	x

(1)Leverage Ratio is calculated as the outstanding principal of NRP's debt as of September 30, 2021 divided by the last twelve months' Adjusted EBITDA. Note that Adjusted EBITDA under the indenture governing NRP's 2025 parent company notes may be different than the amount shown above. However, NRP's last twelve months Leverage ratio as of September 30, 2021, was 3.8x as calculated under the indenture governing NRP's 2025 parent company notes.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Return on Capital Employed ("ROCE")
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
LTM Ended September 30, 2021
Net income (loss)	$105,362	$16,599	$(54,013)	$67,948
Financing costs	53	—	39,391	39,444
Return	$105,415	$16,599	$(14,622)	$107,392

As of September 30, 2020
Total assets	$683,821	$256,834	$1,903	$942,558
Less: total current liabilities excluding current debt, net	(16,570)	(22)	(11,947)	(28,539)
Less: total long-term liabilities excluding long-term debt, net	(55,499)	—	(501)	(56,000)
Capital employed	$611,752	$256,812	$(10,545)	$858,019

Total partners' capital	$611,752	$256,812	$(666,605)	$201,959
Class A convertible preferred units	—	—	164,587	164,587
Debt, net	—	—	491,473	491,473
Capital employed	$611,752	$256,812	$(10,545)	$858,019

ROCE	17.2%	6.5%	N/A	12.5%

Excluding asset impairments:
Return	$105,415	$16,599	$(14,622)	$107,392
Add: asset impairments	6,784	—	—	6,784
Return excluding asset impairments	$112,199	$16,599	$(14,622)	$114,176

ROCE excluding asset impairments	18.3%	6.5%	N/A	13.3%

-end-